Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated March 2, 2001, accompanying the consolidated financial statements, as of and for the year ended December 31, 2000, included in the Annual Report of CTI Industries Corporation on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of CTI Industries Corporation on Form S-8 dated December 27, 2001.

                                   /s/  GRANT THORNTON LLP

Chicago, Illinois
December 27, 2001